UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3701 Wilshire Blvd., Suite 220, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Two corrective changes have been made in this Form 8-K/A which amends the Company's current report filed on Form 8-K filed on March 30, 2005: (1) the heading in the table below now reads "Year Ended December 31, 2002 (Estimated Restatement)" and (2) the third paragraph under Item 8.01 — Other Events — Material Weakness has been revised.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 23, 2005, a letter (the “Letter”) dated October 10, 2002 addressed to the former President and Chief Executive Officer of Nara Bancorp, Inc. (the “Company”) and signed by the former Chairman of the Board of the Company was brought to the attention of the Audit Committee. The Letter addressed the relinquishment of certain profit sharing rights held by the former President and Chief Executive Officer payable in 2003 and 2004 (for services rendered in 2002 and 2003 respectively) and referred to the smoothing of the Company’s earnings curve. The Letter further provided that for the relinquishment of those profit sharing rights, Nara Bank, a wholly-owned subsidiary of the Company, purportedly agreed to reimburse the former President and Chief Executive Officer for certain automobile and country club expenses and to provide him with compensation for additional work to be performed after his retirement, all in an amount not to exceed the amount of profit sharing rights to be relinquished by him.

A special sub-committee of the Audit Committee of the Board of Directors of the Company (the “Subcommittee”) engaged independent counsel to conduct an investigation of matters relating to the Letter. The Subcommittee discovered that the amount the former President and Chief Executive Office relinquished was approximately $600,000 in 2003 and $0 in 2004. The Subcommittee determined that the failure to disclose and account for the arrangement to reimburse certain expense amounts up to approximately $600,000 contemplated by the Letter had a material effect on the Company’s previously issued consolidated financial statements for the year ended December 31, 2002. The Subcommittee evaluated the error in accordance with the quantitative and qualitative guidance set forth in Staff Accounting Bulletin No. 99. As a result thereof, on March 24, 2005, the Subcommittee concluded (and on March 25, 2005 the Board of Directors concurred) that the Company should restate its consolidated financial statements for the year ended December 31, 2002 and, accordingly, the previously issued financial statements and the related independent auditors reports thereon for the year ended December 31, 2002 and 2003 should no longer be relied upon. The Subcommittee discussed this conclusion with the Company’s independent registered public accounting firm for 2004, Crowe Chizek and Company LLP as well as its former independent registered public accounting firm for 2002 and 2003, Deloitte & Touche, LLP.

The Subcommittee has engaged Crowe Chizek and Company LLP to audit the Company’s financial statements for the years ended December 31, 2002 and December 31, 2003.

The preliminary assessment of the impact of the error for the year ended December 31, 2002 is expressed in the table below. The restated results will be reflected in the Company’s Form 10-K/A for the years ended December 31, 2002 and December 31, 2003, subject to completion of reviews by management and the audit by the Company’s independent registered public accounting firm, Crowe Chizek and Company LLP of the years ended December 31, 2002 and 2003.

	Year Ended December 31, 2002 (Estimated Restatement) (unaudited)	Year Ended December 31, 2002 (As Reported) (unaudited)
Net Interest Income before provision for Loan Losses	$35,106,671	$35,106,671
Provision for loan losses	$2,790,000	$2,790,000
Non-interest income	$18,000,976	$18,000,976
Non-interest expense	$32,837,449	$32,237,449
Income before income tax provision and cumulative effect of a change in accounting principle	$17,480,198	$18,080,198

Income tax provision	$6,551,760	$6,776,760
Income before cumulative effect of a change in accounting principle	$10,928,438	$11,303,438
Cumulative effect of a change in accounting principle	$4,192,334	$4,192,334
Net Income	$15,120,772	$15,495,772
Earnings per share before cumulative effect of a change in accounting principle*
Basic	$0.50	$0.52
Diluted	$0.48	$0.49
Earnings per share after cumulative effect of a change in accounting principle*
Basic	$0.69	$0.71
Diluted	$0.66	$0.67

* EPS figures adjusted for stock splits occurring in 2003 and 2004

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 24, 2005, Dr. Thomas Chung tendered his resignation, effective immediately, from the Boards of Directors and the committees of Nara Bancorp, Inc. and Nara Bank.

On March 25, 2005, the Board of Directors of Nara Bancorp, Inc. removed Mr. Benjamin Hong from the Board of Directors and committees of Nara Bank and requested by letter that he resign from the Board of Directors and committees of Nara Bancorp, Inc. To date, Mr. Hong has not tendered his resignation.

On March 25, 2005, the Board of Directors of Nara Bancorp, Inc. reassigned Mr. Timothy Chang, Nara Bancorp, Inc.’s Chief Financial Officer, to other duties at the Company. Such duties will not involve the preparation of the Company’s periodic reports, press releases or financial statements.

On March 25, 2005, the Board of Directors of Nara Bancorp, Inc. appointed Ms. Christine Oh as the Company’s Acting Chief Financial Officer until such time as the Company retains the services of a permanent Chief Financial Officer.  Ms. Oh, age 38, has been the Controller of the Company since 2003.  From 1999 to 2003, Ms. Oh was Vice President and Accounting Manager of the Company. Ms. Oh received her B.S. in Accounting from California State University, Northridge. Ms. Oh’s annual base salary is $94,500. She is eligible to receive discretionary bonuses.

Item 8.01  Other Events

Material Weakness

As a result of the investigation, the Subcommittee concluded that a material weakness in the Company’s internal control over financial reporting existed in 2002 relating to a related party arrangement which was entered into by the former Chairman of the Board and former Chief Executive Officer which was not subjected to internal review and analysis to determine the proper accounting and disclosure under U.S. generally accepted accounting principles (“GAAP”) and rules and regulations of the Securities and Exchange Commission.

A “material weakness” is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the consolidated financial statements will not be prevented or detected.  A “Significant deficiency” is defined as a control deficiency, or combination of deficiencies, that adversely affects the Company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Company’s consolidated financial statements that is more than inconsequential will not be prevented or detected.

Management has not completed its assessment of the adequacy of its internal control over financial reporting as of December 31, 2004 and Crowe Chizek and Company LLP, the Company’s independent registered public accounting firm, has not yet issued its opinions relating to the Company’s internal control over financial reporting. As a result, material weaknesses in the Company’s internal control over financial reporting may exist.

Late Filing

The Company notes that it will not timely file its annual report on Form 10-K for its calendar year ended December 31, 2004, which is due on March 31, 2005. As noted above, the Subcommittee has engaged Crowe Chizek and Company LLP, the Company’s independent registered public accounting firm, to audit the Company’s financial statements for the years ended December 31, 2002 and December 31, 2003.

Nasdaq

The Company expects to receive a notification from The Nasdaq Stock Market on Friday, April 1, 2005 notifying the Company that its securities will soon begin trading under the symbol (Nasdaq: NARAE). The notification will further advise the Company that its securities are subject to delisting from the Nasdaq National Market due to non-compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing of all periodic reports with the Securities and Exchange Commission.  Upon receipt of the notification, the Company will request a hearing in accordance with the Nasdaq Marketplace Rules before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq National Market.  Pending a decision by the Nasdaq Listing Qualifications Panel, the Company’s securities will remain listed on the Nasdaq National Market.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1 —  Letter dated October 10, 2002 from Dr. Thomas Chung, the Company’s former Chairman of the Board of the Company to Mr. Benjamin Hong, the Company’s former President and Chief Executive Officer.

Exhibit 99.2 —  Letter dated March 25, 2005 to Mr. Benjamin Hong from Dr. Chong Moon Lee, Chairman of the Board of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: March 31, 2005	/s/ Ho Yang
Ho Yang
President and Chief Executive Officer